Exhibit 10.a



October 6, 1998



_______________________
_______________________
_______________________

Dear ____________:

For Fiscal Year 1999, your target bonus is __________ of your base pay, and will be determined as follows:

1. 90% based on the Company's Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA).
2.   10% based on how well you achieve your personal objectives.

To receive a bonus, you will need to be employed in a bonus eligible position on the last day of Fiscal Year 1999: May 28, 1999. If you transfer out of your current position during the fiscal year, your bonus will be calculated using this criteria through the end of the accounting period in which the transfer occurs, and using the criteria appropriate for your new bonus eligible position beginning on the first day of the accounting period following the transfer.

The bonus plan is designed to reward excellent performance. To receive any amount with respect to the portion of your Fiscal Year 1999 Bonus that is based on the Company's EBITDA performance, the Company must achieve EBITDA of at least 90% of the target EBITDA that is reflected in the Fiscal Year 1999 Financial Plan for the Company (the FY 99 Plan). If the Company achieves 100% of its targeted FY 99 Plan EBITDA, you will receive 100% of your target bonus that is based on Company EBITDA. If the Company achieves 110% of targeted FY 99 Plan EBITDA, you will receive two times the amount of your target bonus that is based on Company


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_______________________
October 6, 1998
Page 2 of 2


EBITDA. The attached worksheet illustrates the amount of the Company EBITDA portion of your bonus you will receive based on various levels of assumed Company EBITDA performance. It also illustrates how the portion of your bonus that is based on achievement of your personal objectives will be calculated.

Because part of your bonus is based on how well you accomplish your personal objectives, you need to work with your supervisor to establish them. Attached is a Personal Bonus Objectives - Bonus `99 form. Your supervisor will meet with you to discuss your personal objectives for the year. Upon approval, the objectives will be forwarded, with a signed copy of this letter, to the Compensation and Benefits Department, where they will be maintained throughout the year. These items are due in our office no later than October 31, 1998.

Any questions you have about the bonus plan can be directed to me, or Brent Davis at (503) 872-1380, in the Compensation and Benefits Department.

Sincerely,

/s/ RODGER J. ROONEY

Rodger J. Rooney
Senior Director, Compensation and Benefits



By signing below, I acknowledge receipt and understanding of the FY99 Bonus
Plan.



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Name                                        Date